Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned hereby constitutes and appoints Allison Hunter Becker, Jessica Mani Schreiber and Leah Batol Talactac to be his or her true and lawful attorney-in-fact and agent to (A) prepare, execute, acknowledge, deliver and file for and on behalf of the undersigned (i) any reports on Forms 3, 4, 5 and, if applicable, Form 144 (including any amendments thereto and any successors to such Forms) with respect to ownership of securities of Viking Holdings Ltd (the “Company”) that the undersigned may be required to file with the Securities and Exchange Commission (the “SEC”) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) any documents, (including a Form ID and any amendments thereto) necessary to obtain codes and passwords enabling the undersigned to file such reports electronically with the SEC, (B) enroll the undersigned in the SEC’s enhanced Electronic Data Gathering, Analysis, and Retrieval system or any successor filing system (“EDGAR Next”), and serve as an account administrator or delegated administrator for the undersigned’s account in EDGAR Next, with the power to appoint, remove and replace account administrators or other account users in EDGAR Next and (C) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to enable the undersigned to make such filings and submissions with the SEC.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act or Rule 144 under the Securities Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 and, if applicable, Form 144 with respect to the undersigned’s holdings and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact. This Power of Attorney also serves to revoke and replace as of the date hereof, any prior Power of Attorney executed by the undersigned with respect to the ownership of securities of the Company.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 17th day of February 2026.

/s/ Karine Hagen

Name: Karine Hagen